EXHIBIT 4.4

                               ADOPTION AGREEMENT
                                       FOR
                          The Washington Trust Company
                     NONQUALIFIED DEFERRED COMPENSATION PLAN

                  As Amended and Restated As of January 1, 1999


         This is the Adoption Agreement executed as of November 19, 1998, by The Washington Trust Company (the "Company") for The Washington Trust Company Nonqualified Deferred Compensation Plan, presented to the Company by Smith Barney Inc.

                   Before executing this Adoption Agreement and related documents, the Company should obtain the advice of its own tax advisor and/or attorney.

                                 * * * * * * * *


         The Company hereby restates its nonqualified deferred compensation plan upon the terms and conditions contained in the annexed The Washington Trust Company Nonqualified Deferred Compensation Plan, and the Trust Agreement. The Plan shall be supplemented by the terms and conditions contained in this Adoption Agreement.

         A copy of the Plan and the Trust Agreement are annexed hereto as Appendices A and B, respectively.


                                * * * * * * * *

I.      COMPANY DATA


      A.    The Washington Trust Company Nonqualified Deferred Compensation Plan
            --------------------------------------------------------------------
                  Company Plan Name

      B.    The Washington Trust Company
            ----------------------------
                  Company Name

      C.    23 Broad Street
            ---------------
                  Address

            Westerly, RI  02891
            -------------------

      D.    Rhode Island
            ------------------------------------------
                  State of Principal Place of Business

      E.    (401) 348-1200
            ----------------------
                  Telephone Number

      F.    (401) 348-1565
            ----------------------
                  Fax Number

      G.    05-0235370
            ---------------------------------------
                  Company Tax Identification Number

      H.    December 31
            ---------------------------------
                  Company's Taxable Year Ends

      I.    January 1 - December 31
            -----------------------
                  Plan Year

      J.    January 1, 1999
            ----------------------------
                  Effective Date of Plan

II.     ELIGIBILITY

         An Employee shall be considered an Eligible Employee1 if he or she falls into one or more of the following categories on any date when a determination of Eligible Employees is made for purposes of the Plan :

   [ ]  A.        Such Employee is designated as an Eligible Employee in writing by the Company from time to time. The Eligible Employees as of this date are listed in Appendix C.

   [X]  B.        Such  Employee  is  employed  in the  following  positions  or job  categories  (fill  in  categories  or  positions  as
                  appropriate):
                  President, Executive Vice President, Senior Vice President
                  -----------------------------------------------------------

   [X]  C.        Directors

III.    COMPENSATION
        (Select only one):

   [ ]  A.        The definition of Compensation (or a similar term) as used for purposes of benefit accrual or contribution  allocation in the
                  Company's  retirement  plan qualified  under Section 401(a) of the  Internal  Revenue  Code of 1986,  as amended (the "Code")
                  (or,     alternatively,     in     the     following     plan:
                  _____________________________________________).  A copy of the relevant language is annexed hereto as Appendix D.



   [X]  B.        The  Participant's  earned  income,  wages and salary from the
                  Company as reported on Form W-2 (or other appropriate form) for federal income tax purposes, including only the following
                  (select all that apply):

                  [X] 1.   Salary;


                  [X] 2.   Bonuses;

                  [ ] 3.   Commission income;

                  [X] 4.   Other eligible income (specify):

                             Directors' Fees and Retainers
                             -------------------------------------------------
----------------
1 All Eligible Employees must be management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.
----------------
                  For purposes of the Plan, Compensation will be determined before giving effect to Compensation Deferrals and other salary reduction amounts which are not included in the Participant's gross income under Code Sections 125, 401(k), 402(h) or 403(b).


IV.     CONTRIBUTIONS
        (Select all that apply):

 [X] A. Compensation Deferrals. Participants may elect to reduce their Compensation and to have Compensation Deferrals credited to their Accounts by making an election under the Plan (which may be changed each year for later Plan Years as described in the
                  Plan). No Participant may defer more than the following percentages of his or her Compensation for a Plan Year (0%-100%). The annual minimum deferral amount is $1,000.00 per Participant.

                   (Select all that apply):

                     1.    25   % of Salary

                     2.   100   % of Bonuses

                     3.   ___   % of  Commissions

                     4.   100   % of Other eligible income
                               (as specified in Item III.B.4, above)



 [X] B.  Matching Contributions.
         The Company shall make a Matching Contribution equal to (select or complete only one):

         [ ]   1.  __________  percent (_______%) of the Compensation  Deferrals contributed by the Participant.

         [ ]   2.  __________ percent  (_______%) of the Compensation  Deferrals contributed by the Participant up to a maximum of ___________
                   (______%) of  each Participant's Compensation.

         [ ]   3. A percentage  of each  Participant's  Compensation  determined annually by the  Company,  in its sole discretion.

         [X]   4.  The Company will not make Matching Contributions.


[X] C.   Company Contributions.
         The Company reserves the right to make discretionary contributions to Participants' Accounts in such amount and in such manner as may be determined by the Company.


V.      BENCHMARK INVESTMENT FUNDS

        The Plan offers the Benchmark Investment Funds as specified in writing by the Administrator from time to time. The Benchmark Investment Funds as of this date are listed in Appendix C.



VI.     TIMING OF ACCOUNT CREDITING

        A.        Compensation    Deferrals    and    Matching    Contributions.
                  Compensation Deferrals and Matching Contributions shall be credited to a Participant's Account and to the Trust, or to a Company Account if a Trust is not established pursuant to
                  Section  X  below,  as  soon  as   administratively   feasible
                  following:

               [X]    1.   Each payroll period for employees

               [X]    2.   The close of each month for directors

               [ ]    3.   The close of each calendar quarter

               [ ]    4.   The close of each Plan Year

        B. Benchmark Returns. Benchmark Returns shall be credited to a Participant's Account and to the Trust, or to a Company Account if a Trust is not established pursuant to Section X below, as soon as administratively feasible at least (select only one):

               [ ]    1.   Quarterly

               [ ]    2.   Annually

               [X]    3.   Other:  daily



VII.    VESTING
        (Select all that apply; if more than one alternative is indicated, vesting shall occur on the earliest of such alternatives to be met):

 [X]    A.        A Participant's  Account attributable to Company Contributions and Matching Contributions shall vest in accordance with the following schedule (select only one):

                  [X] 1.   100% immediate vesting

                  [ ] 2.   100% vesting after ____ Years of Service

                      (a) Years of  Service  shall be  measured  by  employment
                          during one of the following periods (select only one):

                                    ___    12 month periods commencing with the
                                           Participant's date of hire and
                                           anniversaries thereof

                                    ___    Calendar year

                                    ___    12 month periods beginning on _____
                                           each year

                  [ ] 3.   Graded vesting (fill in as appropriate):


                             Years of Service              Incremental Vested
                             as defined above                  Percentage

                           ___ but less than ___                 ____%
                           ___ but less than ___                 ____%
                           ___ but less than ___                 ____%
                           ___ but less than ___                 ____%
                           ___ but less than ___                 ____%

                             The Total percent must add up to 100%.

 [ ]    B.        A Participant who attains age ______ shall be fully vested in the amounts credited to his or her Account, as defined in the Plan.

 [ ]    C.        A Participant shall be fully vested at death in the amounts credited to his or her Account, as defined in the Plan.

 [ ]    D.        A Participant shall be fully vested in the amounts credited to his or her Account upon a Change of Control. (The conditions constituting a Change of Control are determined by Company election in Section XI of this Adoption Agreement).

 [ ]    E.        A Participant shall be fully vested in the amounts credited to his or her Account upon termination of employment due to Total and Permanent Disability, as defined in the Plan.



VIII.   ACCOUNTS

        The following  type(s)  of  Accounts  will be  available  under the Plan
            (select all that apply):

        [ ]    1.   Education Account

        [ ]    2.   Fixed Date Account

        [ ]    3.   Retirement Account

        [X]    4.   All of the above



IX.    DISTRIBUTIONS AND WITHDRAWALS
        (Select all that apply):

[X]    A.     Retirement Accounts.  Retirement  Accounts will be paid commencing in the January immediately after the calendar year in which the Participant (select only one):

                 [X]  1. With respect to Employees,  attains retirement
                         eligibility as defined in the Company's qualified retirement plan.

                 [X]  2. With respect to Directors,  terminates  directorship after attaining age 55.

[X]     B.     Forfeiture for Early Distribution.
                      (Select only one):

                 [ ]  1.   This provision does not apply

                 [X]  2.   This provision does apply

                  Pursuant to Section 7.4 of the Plan, the Company will distribute to the Participant upon an early distribution an amount equal to 90% (percentage not to exceed 90%) of the vested amounts in such Participant's Account.

[X]    C.       Withdrawals for Unforeseeable Emergency. If the Company checks the first space below, Participants will be permitted to make withdrawals while working in the event they encounter an unforeseeable emergency (as defined in the Plan).

                  NOTE:  Withdrawals  are strictly  limited as described in Plan
                  Section 7.3(b). It is the Administrator's responsibility to ensure that the limits are being followed. Excess withdrawals may result in loss of the tax deferral on all amounts credited under the Plan for the benefit of all Participants.

               Withdrawals of the vested portion of a Participant's  Account for unforeseeable emergencies (select only one):

                  [X] Are permitted to the full extent allowable under the Plan

                  [ ] Are not permitted



X.      TRUST
            (Select only one):

        [ ]    A trust will not be established in connection with the Plan.

        [X]    A trust will be established in connection with the Plan.



XI.     CHANGE OF CONTROL
        (Select A or B):

 [ ]    A.     The following "Change of Control" provision applies
              (select only one):

                  [ ] 1.  The definition as set forth in the Plan.

                  [ ] 2. The definition annexed hereto as Appendix E, which shall be deemed incorporated in the Plan as though set forth in full therein.

 [X]    B.        The "Change of Control"  provisions  in the Plan do not apply.
                  The  "Change  of  Control"  provisions  of the Trust do apply.
                  However, the definition of "Change of Control" annexed hereto as Appendix D shall be deemed incorporated in the Plan as though set forth in full therein.



XII.    EXPENSES
        (For each category below, select only one after reading Section 9 of the Trust Agreement):

         A.    Administrative fees and expenses shall be:

               [X]    1.   Paid by the Company

               [ ]    2.   Paid by the Trust

         B.    Trustee's fees and expenses shall be:

               [X]    1.   Paid by the Company

               [ ]    2.   Paid by the Trust


XIII.   ADMINISTRATION
         The Company will be deemed the Administrator of the Plan unless another Administrator is designated below:

         The Administrator shall be the following individual(s) or committee (by name or position):

         Compensation and Benefits Committee of the Board of Directors of the
         --------------------------------------------------------------------
         Company
         --------------------------------------------------------------------



XIV.    ADOPTION OF PLAN

         The Company hereby adopts the Plan in the form annexed as Appendix A hereto.


         IN WITNESS WHEREOF, the Company has caused this Adoption Agreement to be executed this 19th day of November 1998.


Attest:                                The Washington Trust Company


Harvey C. Perry                    By:    John C. Warren
---------------                           --------------------------------
Secretary                                 Name


                                          President and Chief Executive Officer
                                          -------------------------------------
                                          Title

                             ADOPTION AGREEMENT
                             List of Appendices
--------------------------------------------------------------------------------




Appendix  A           Nonqualified Deferred Compensation Plan

Appendix  B           Trust  Agreement

Appendix  C           List of Benchmark Investment Funds

Appendix  D           Definition of Change of Control

                                   Appendix A

                     Nonqualified Deferred Compensation Plan


                          THE WASHINGTON TRUST COMPANY
                     NONQUALIFIED DEFERRED COMPENSATION PLAN




                   Amended and Restated as of January 1, 1999

                          The Washington Trust Company
                     NONQUALIFIED DEFERRED COMPENSATION PLAN
                   Amended and Restated as of January 1, 1999

                                TABLE OF CONTENTS


ARTICLE I...................................................................1
         Definitions........................................................1
                  1.1  Definitions..........................................1
                  1.2  Terms................................................4
                  1.3  Trust References.....................................4



ARTICLE II..................................................................4
         Purpose............................................................4
           2.1  Purpose.....................................................4



ARTICLE III.................................................................5
         Participation......................................................5
                  3.1  Commencement of Participation........................5
                  3.2  Continuation of Participation........................5



ARTICLE IV..................................................................5
         Contributions......................................................5
                  4.1  Compensation Deferrals...............................5
                  4.2  Matching Contributions...............................6
                  4.3  Company Contribution.................................6
                  4.4  Time and Form of Contributions.......................6



ARTICLE V...................................................................7
         Vesting............................................................7
           5.1  Vesting.....................................................7



ARTICLE VI..................................................................8
         Accounts...........................................................8
                  6.1  Accounts.............................................8
                  6.2  Benchmark Investment Elections.......................9
                  6.3  Forfeitures..........................................9



ARTICLE VII.................................................................9
         Distributions......................................................9
                  7.1  Distribution Election................................9
                  7.2  Payment Options......................................10
                  7.3  Commencement of  Payment.............................10
                  7.4  Effect of Early Distribution.........................11
                  7.5  Changes Affecting an Education Account...............11



ARTICLE VIII................................................................12
         Beneficiaries......................................................12
                  8.1  Beneficiaries........................................12
                  8.2  Lost Beneficiary.....................................12
                  8.3  Individuals Designated in Connection with Education
                           Accounts.........................................12
                  8.4  Enforceability of Beneficiary Designations...........13



ARTICLE IX..................................................................13
         Funding............................................................13
                  9.1  Prohibition Against Funding..........................13
                  9.2  Deposits in Trust....................................13
                  9.3  Withholding of Employee Contributions................13



ARTICLE X...................................................................14
         Administration.....................................................14
                  10.1 Plan Administration..................................14
                  10.2 Administrator........................................14
                  10.3 Claims Procedures....................................14



ARTICLE XI..................................................................15
         General Provisions.................................................15
                  11.1   No Assignment......................................15
                  11.2   No Employment Rights...............................15
                  11.3   Incompetence.......................................16
                  11.4   Identity...........................................16
                  11.5   Other Benefits.....................................16
                  11.6   No Liability.......................................16
                  11.7   Expenses...........................................16
                  11.8   Amendment and Termination..........................17
                  11.9   Company Determinations.............................17
                  11.10  Construction.......................................17
                  11.11  Governing Law......................................17
                  11.12  Severability.......................................17
                  11.13  Headings...........................................17
                  11.14  Approval of IRS....................................18
                  11.15  Disclaimer.........................................18

                          THE WASHINGTON TRUST COMPANY
                     NONQUALIFIED DEFERRED COMPENSATION PLAN
                   Amended and Restated as of January 1, 1999


        WHEREAS, the Washington Trust Bancorp, Inc. (the "Bancorp") and The Washington Trust Company (the "Company") (collectively, the "Corporation") established the Washington Trust Bancorp, Inc. and The Washington Trust Company Plan for Deferral of Director's Fees (the "Plan") on February 11, 1988 for the purpose of permitting the members of the Board of Directors of the Corporation to defer receipt of all or any part of their retainer and fees for services as a Director in order to provide supplemental retirement and tax benefits for such individuals; and

        WHEREAS, the Company desires to amend and restate the Plan to, among others, extend the provision of such supplemental retirement and tax benefits to a select group of management or highly compensated employees; and

        WHEREAS, the Company wishes to rename the Plan as The Washington Trust Company Nonqualified Deferred Compensation Plan; and

        WHEREAS, the Plan provides that the Company may amend the Plan at any time.

        NOW, THEREFORE, the Company hereby amends and restates the Plan as follows, effective as of January 1, 1999.


                                    ARTICLE I
                                   Definitions

        1.1 Definitions. The following terms have the meanings set forth herein, unless the context otherwise requires:

               Account.
The bookkeeping  account established for each Participant as provided in Section
6.1 hereof. The term includes Education Accounts, Fixed Date Accounts and Retirement Accounts to the extent permitted under the Adoption Agreement, unless the context otherwise requires.

               Administrator.
The person, persons, or entity designated in the Adoption Agreement to administer the Plan. If no such person or entity is selected, the Administrator shall be deemed to be the Company.

               Adoption Agreement.
The Adoption Agreement for the nonqualified deferred compensation plan executed by the Company to establish the Plan, in the form annexed hereto.

               Benchmark Investment Fund.
The investment fund or funds selected by the Administrator from time to time.

               Benchmark  Return.
The amount of any increase or decrease in the balance of a Participant's Account reflecting the gain or loss, net of any expenses, on the assets deemed invested in each Benchmark Investment Fund by the Participant from time to time.

               Change of Control.
If the Company has designated a specific definition of "Change of Control" as annexed to its Adoption Agreement, such definition shall apply for purposes of the Plan.

               Claims Notice.
Defined in Section 10.3 hereof.

               Code.
The Internal Revenue Code of 1986, as amended.

               Company.
The business entity that adopts the Plan by execution of the Adoption Agreement.

               Company Account.
The account established by the Company for the purpose of investing the Plan assets.

               Company  Contribution.
A discretionary contribution that is credited to one or more of a Participant's Accounts in accordance with the terms of Section 4.3 hereof and the Adoption Agreement.

               Compensation.
Compensation shall have the meaning specified in the Adoption Agreement.

               Compensation  Deferrals.
The portion of Compensation that a Participant elects to defer in accordance with Section 4.1 hereof.

               Director.
Any director of the Company or the Bancorp.

               Education  Account.
An Account established for a Participant with distribution to be made when the Participant incurs expenses associated with college, postgraduate or professional education, with the timing of distribution from such Account based upon the age of a specifically designated person.

               Effective Date.
The date specified by the Company in the Adoption Agreement as the date the Plan becomes effective.

               Eligible  Employee.
An Employee of the Company who satisfies the eligibility requirements specified in the Adoption Agreement.

               Employee.
Any person employed by the Company or any subsidiaries.

               ERISA.
Employee Retirement Income Security Act of 1974, as amended.

               Fixed  Date  Account.
An Account established for a Participant with distributions to be made on a date certain determined in accordance with the Adoption Agreement.

               Matching  Contribution.
A contribution that is credited to one or more of a Participant's Accounts in accordance with the terms of Section 4.2 hereof and the Adoption Agreement.

               Participant.
An Eligible Employee or Director who has submitted a Participation Election Form agreeing to participate in the Plan and whose Account has not been fully paid out.

               Participation  Election  Form.
The separate written agreement, submitted to the Administrator, by which an Eligible Employee agrees to participate in the Plan and indicates all necessary information to establish the Account(s) for such Eligible Employee as a Participant under the Plan, including, but not limited to, the amount of Compensation Deferral, and the designation of his or her Account(s) as Education, Retirement or Fixed Date.

               Plan.
The nonqualified deferred compensation plan adopted by the Company pursuant to the Adoption Agreement and any amendments thereto, which shall incorporate this Nonqualified Deferred Compensation Plan.

               Plan Year.
The twelve (12) consecutive month period designated by the Company in the Adoption Agreement.

               Retirement Account.
An Account established for a Participant from which distributions are to be made following retirement in accordance with the Adoption Agreement.

               Rollover Contributions.
Rollover Contributions will equal account balances in The Washington Trust Bancorp, Inc. and The Washington Trust Company Plan for Deferral of Directors' Fees, as amended, as of the Effective Date, which are credited to this Plan as beginning balances on the Effective Date.

               Total  and  Permanent  Disability.
Any  medically   determinable   physical  or  mental  disorder  that  renders  a
Participant incapable of continuing employment with the Company and is expected to continue for the remainder of a Participant's life.

               Trust.
The agreement between the Company and the Trustee under which the assets of the Plan are held, administered and managed.

               Trustee.
The Trustee designated in the Adoption Agreement, including any and all successor trustees to the Trust.

               Unforeseeable  Emergency.
Defined in Section 7.3 hereof, and subject to interpretation in accordance with regulations governing such definition promulgated under the Code.

               Years of Plan Service.
Defined in Section 5.1(a)(3) hereof.

               Years of Service.
Defined in Section 5.1(a)(2) hereof.


        1.2 Terms. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, and masculine pronouns shall be read as feminine, and vice versa, where appropriate.

        1.3 Trust References. Any references to the operation of a Trust contained in this Plan shall only be given effect if and to the extent the Company has elected in the Adoption Agreement to establish such a Trust in connection with the Plan.



                                   ARTICLE II
                                     Purpose

        2.1 Purpose. The purpose of this Plan is to provide key Employees and Directors supplemental retirement and tax benefits through the deferral of Compensation and Directors' retainers and fees. The Plan is intended to be a "plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and shall be interpreted and administered to the extent possible in a manner consistent with that intent.


                                   ARTICLE III
                                  Participation

        3.1 Commencement of Participation. Each Eligible Employee or Director shall become a Participant at the earlier of the date on which his or her Participation Election Form first becomes effective or the date on which a Company Contribution is first credited to his or her Account.

        3.2 Continuation of Participation. Each Eligible Employee or Director shall remain a Participant hereunder until all amounts credited to his or her Account are distributed in full. No Compensation Deferrals are permitted in any Plan Year in which an Employee or Director no longer satisfies the criteria for eligibility set forth in the Adoption Agreement.


                                   ARTICLE IV
                                  Contributions

         4.1   Compensation Deferrals.

               (a) The Company shall credit to the Account of a Participant an amount equal to the amount designated in the Participant's Participation Election Form for that Plan Year. Such amounts shall not be made available to such Participant, except as provided in ARTICLE VII hereof, and, as Compensation Deferrals, shall reduce such Participant's Compensation from the Company in accordance with the provisions of the applicable Participation Election Form; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Company as provided in ARTICLE IX hereof.

               (b) Each Eligible Employee or Director shall deliver a Participation Election Form to the Company before any Compensation Deferrals can become effective. Such Participation Election Form shall be void with respect to any Compensation Deferral unless submitted before the beginning of the calendar year during which the amount to be deferred will be earned; provided, however, that in the year in which the Plan is first adopted or an Employee or Director is first eligible to participate, such Participation Election Form shall be filed within thirty (30) days of the date on which the Plan is adopted or the date on which an Employee or Director is first eligible to participate, respectively, with respect to Compensation earned during the remainder of the calendar year. Notwithstanding the foregoing, a Participant may cease Compensation Deferrals upon thirty (30) days advanced written notice to the Administrator.

               (c) The Participation Election Form shall, subject to the limitations set forth in this Section 4.1, designate the amount of Compensation deferred by each Participant, the beneficiary or beneficiaries of the Participant and such other items as the Administrator may prescribe. Such designations shall remain effective unless amended as provided in subsection
(d), below.

               (d) A Participant may amend his or her Participation Election Form from time to time; provided, however, that any amendment to the amount of a Participant's Compensation Deferrals shall comply with the provisions of subsection (b), above.

         4.2 Matching Contributions. If elected by the Company in the Adoption Agreement, the Company shall also credit to the Account of each Participant who makes Compensation Deferrals a Matching Contribution in an amount equal to the amount specified in the Adoption Agreement. If a Trust has been elected by the Company in the Adoption Agreement, the Company shall contribute to the Trust for the Participant's benefit the amount of such Matching Contributions in accordance with the Adoption Agreement and this Plan. If a Trust has not been elected by the Company in the Adoption Agreement, the Company shall contribute to the Company Account the amount of such Matching Contributions in accordance with the Adoption Agreement and this Plan.

        4.3    Company  Contribution.  If   elected  by  the  Company  in  the
Adoption Agreement, the Company may from time to time make a discretionary contribution to the Account of a Participant. If a Trust has been elected by the Company in the Adoption Agreement, the Company shall contribute to the Trust for the Participant's benefit the amount of such Company Contributions in accordance with the Adoption Agreement and this Plan. If a Trust has not been elected by the Company in the Adoption Agreement, the Company shall contribute to the Company Account the amount of such Company Contributions in accordance with the Adoption Agreement and this Plan.

        4.4    Time and Form of Contributions.

               (a) If the Company has elected a Trust in the Adoption Agreement:

               (i) Compensation Deferrals and Matching Contributions shall be transferred to the Trust as soon as administratively feasible for the Company following the close of the period selected in the Adoption Agreement. The Company shall also provide at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

               (ii) Company Contributions shall be transferred to the Trust at such time as the Company shall determine. The Company shall also transmit at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

               (iii) All Compensation Deferrals, Matching Contributions and Company Contributions to the Trust shall be made in the form of cash, cash equivalents of U.S. currency, shares of common stock of the Bancorp, or other property acceptable to the Trustee.

               (b) If the  Company  has  not  elected  a  Trust  in the Adoption
Agreement:

               (i) Compensation Deferrals and Matching Contributions shall be transferred to the Company Account as soon as administratively feasible for the Company following the close of the period selected in the Adoption Agreement. The Company shall also provide at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

               (ii) Company Contributions shall be transferred to the Company Account at such time as the Company shall determine. The Company shall also transmit at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

               (iii) All Compensation Deferrals, Matching Contributions and Company Contributions to the Company Account shall be made in the form of cash, cash equivalents of U.S. currency or other property acceptable to the Trustee.


                                    ARTICLE V
                                     Vesting

        5.1 Vesting.

              (a) (1) Except as otherwise provided herein, a Participant shall have a vested right to the portion of his or her Account attributable to Compensation Deferrals and any Benchmark Returns on such Compensation Deferrals. Except as otherwise provided herein, Matching Contributions and Company
Contributions, and any amounts attributable to Benchmark Returns on such contributions, shall vest in accordance with the provisions set forth in the Adoption Agreement; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Company as provided in ARTICLE IX hereof.

                      (2) For purposes of this ARTICLE, a Participant's "Years of Service" shall be determined by the twelve (12) month period (as defined in the Adoption Agreement) of his or her employment with the Company.

                      (3) For purposes of this ARTICLE, a Participant's "Years of Plan Service" shall include Plan Years specified in the Adoption Agreement during which the Participant continues his or her employment with the Company for the entire Plan Year.

               (b) If elected by the Company in the Adoption Agreement, then, notwithstanding Section 5.1 hereof, a Participant who attains the age specified in the Adoption Agreement shall be fully vested in amounts credited to his or her Account, regardless of his or her Years of Service or Years of Plan Service.

               (c) If elected by the Company in the Adoption Agreement, a Participant who has a termination of employment due to Total and Permanent Disability shall be fully vested in the amounts credited to his or her Account regardless of his or her Years of Service or Years of Plan Service.

               (d) If elected by the Company in the Adoption Agreement, a Participant shall be fully vested in the amounts credited to his or her Account upon a Change of Control, regardless of his or her Years of Service or Years of Plan Service.
               (e) If elected by the Company in the Adoption Agreement, a Participant shall be fully vested in the amounts credited to his or her Account upon such Participant's death, regardless of his or her Years of Service or Years of Plan Service.

               (f) Any amounts credited to a Participant's Account that are not vested at the time of his or her termination of employment with the Company shall be forfeited as provided in Section 6.3 hereof.


                                   ARTICLE VI
                                    Accounts

        6.1     Accounts.

                  (a) The Administrator shall establish and maintain a bookkeeping Account in the name of each Participant. The Administrator may also establish any subaccounts that it feels may be appropriate, including designation of a portion of a Participant Account as a Fixed Date, Education or Retirement Account.

                  (b) Each Participant's Account shall be credited with Compensation Deferrals, any Matching Contributions allocable thereto, any Company Contributions, any Rollover Contributions, and any amounts attributable to Benchmark Returns. Each Participant's Account shall be reduced by any gross amounts distributed from the Account pursuant to ARTICLE VII hereof and any other appropriate adjustments. Such adjustments shall be made as frequently as is administratively feasible.

        6.2    Benchmark Investment Elections.

                  (a) The Administrator shall from time to time select types of Benchmark Investment Funds and specific Benchmark Investment Funds for deemed investment designation by Participants with respect to Accounts. The Administrator shall notify the Participants of the types of Benchmark Investment Funds and the specific Benchmark Investment Funds selected from time to time. On the Participation Election Form, the Participant shall designate the specific Benchmark Investment Funds in which the Account of the Participant will be deemed to be invested in for purposes of determining the Benchmark Return to be credited to the Account. In making the designation, the Participant may specify that all or any percentage of his/her Account be deemed to be invested in one or more of the available types of Benchmark Investment Funds. The Administrator from time to time will determine the minimum percentage allocation per investment fund and the frequency that allocations may be changed.

                  (b) If a Trust has been chosen in the Adoption Agreement, Trust assets shall be invested as provided in the Trust Agreement.

        6.3 Forfeitures. Any forfeitures from a Participant's Account may be used to reduce succeeding Matching Contributions, Company Contributions or, if applicable, administrative expenses and trustee fees and expenses, until such forfeitures have been entirely so applied.

                                   ARTICLE VII
                                  Distributions

        7.1       Distribution Election.

                  (a) Each Participant shall designate in his or her Participation Election Form the manner in which payments shall be made from the choices available under Section 7.2 hereof and the date on which payment shall begin as provided in Section 7.3 hereof. Such designation shall apply to all amounts distributed from such Participant's Account.

                  (b) A Participant may modify the election made under Section 7.1(a) by submitting to the Administrator a completed and executed form provided for such purpose, provided, however, that such change shall not be given any effect unless a full calendar year passes between the calendar year in which such election form is submitted and the calendar year in which the distribution date designated in such form occurs.

       7.2        Payment Options.

                  (a) Unless otherwise provided in Section 7.3, benefits shall be payable in accordance with the election made by the Participant in his or her Participation Election Form in one of the following forms:

                              (i)   in a lump-sum payment; or

                              (ii)  in annual installments over a period of four
                                    (4) years,  payable in January of each year;
                                    or

                              (iii) in annual installments over a period of five
                                    (5) years, payable in January of each year;
                                    or

                              (iv)  in annual  installments over a period of ten
                                    (10)  years,  payable  in January of each
                                    year.

                  (b) The Company from time to time will determine which payment options will be available under the Education Account, Fixed Date Account and Retirement Account.

                  (c) Any distribution made  under this  Section 7.2 or  Section
7.3 shall be in cash, except to the extent that a Participant's Education Account, Fixed Date Account and/or Retirement Account is invested in common stock of the Bancorp and such Participant requests a distribution in kind of such amount.

        7.3     Commencement of  Payment.

               (a) Except as otherwise provided herein, payments to a Participant shall commence in the January immediately after the calendar year in which the Participant has satisfied the criteria set forth in the Adoption Agreement for a distribution hereunder.

               (b) If the Company has elected this option in the Adoption Agreement, the Administrator may permit an early distribution of part or all of any deferred amounts; provided, however, that such distribution shall be made only if the Administrator, in its sole discretion, determines that the Participant has experienced an "unforeseeable emergency" if early distribution were not permitted. "Unforeseeable emergency" shall mean any severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Section 152(a) of the
Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseen circumstances arising as a result of events beyond the control of the Participant. Any distribution pursuant to this provision is limited to the amount necessary to meet the emergency, and any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution. The distribution may not exceed the then vested portion of the Participant's Account. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under the Plan. Furthermore, examples of events that would not be considered unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home.

               (c) Upon the death of a Participant, all vested amounts shall be paid in a lump sum, as soon as administratively feasible, to his or her beneficiary or beneficiaries, as determined in accordance with ARTICLE VIII hereof.

               (d) Upon a determination of a Participant's Total and Permanent Disability, all vested amounts shall be paid in a lump sum, as soon as administratively feasible, to the Participant.

               (e) Upon termination of employment for any reason other than attaining retirement (as defined in the Adoption Agreement), Total and Permanent Disability or death, all vested amounts shall be paid in a lump sum, as soon as administratively feasible, to the Participant.

        7.4 Effect of Early Distribution. If the Company has so indicated in the Adoption Agreement, if a Participant elects to receive a distribution of vested amounts in his or her Account on a date prior to that established under the Plan, including the Adoption Agreement and the Participant's Participation Election Form, the amount distributed shall equal that percentage (established by the Company in the Adoption Agreement) of the Participant's vested amounts and the balance shall be treated as forfeited by the Participant.

        7.5 Changes Affecting an Education Account. In the event of the death of the individual whose age is used for purposes of the timing of a distribution from an Education Account, the Education Account associated with the deceased person shall be treated for all purposes as a Retirement Account of the Participant under the Plan.

                                  ARTICLE VIII
                                  Beneficiaries

        8.1 Beneficiaries. Each Participant may from time to time designate one or more persons (who may be any one or more members of such person's family or other persons, administrators, trusts, foundations or other entities) as his or her beneficiary under the Plan. Such designation shall be made on a form prescribed by the Administrator. Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation on a form prescribed by the Administrator. If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment) or if no beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Participant's surviving spouse, if any, and, if none, to his or her surviving issue per stirpes, if any, and, if none, to his or her estate and such person shall be deemed to be a beneficiary hereunder. (For purposes of this ARTICLE, a per stirpes distribution to surviving issue means a distribution to such issue as representatives of the branches of the descendants of such Employee; equal shares are allotted for each living child and for the descendants as a group of each deceased child of the deceased Employee). If more than one person is the beneficiary of a deceased account, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable form. If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

        8.2    Lost Beneficiary.

               (a) All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.

               (b) If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid accordingly or, if a beneficiary cannot be so located, then such amounts may be forfeited in accordance with
Section 6.3 hereof. Any such presumption of death shall be final, conclusive and binding on all parties.

        8.3 Individuals Designated in Connection with Education Accounts. In establishing an Education Account, a Participant shall name a specific living person whose age shall trigger distribution of amounts in such Education Account. The distribution shall be made to the Participant, not the person so designated.

        8.4 Enforceability of Beneficiary Designations. Any beneficiary designation form is only a generalized, suggested form. At the time of the Participant's death and under the laws of the jurisdiction applicable to the Participant at the time of death, the form may not be considered legally effective to transfer the amounts from the Participant's Account(s) to the beneficiary so designated.


                                   ARTICLE IX
                                     Funding

        9.1 Prohibition Against Funding. Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Company and the Participants, their beneficiaries or any other person. Any such assets (including any amounts deferred by a Participant or contributed by the Company pursuant to ARTICLE IV hereof) shall be and remain a part of the general, unpledged, unrestricted assets of the Company, subject to the claims of its general creditors. Each Participant and beneficiary shall be required to look to the provisions of this Plan and to the Company itself for enforcement of any and all benefits due under this Plan, and to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. The Company (or the Trust, if any) shall be designated owner and beneficiary of investments acquired in connection with the Company's obligations under this Plan.

        9.2 Deposits in Trust. Subject to Section 9.1, and notwithstanding any other provision of this Plan to the contrary, the Company may deposit into the Trust any amounts it deems appropriate to pay the benefits under this Plan. The amounts so deposited may include all Compensation Deferrals made pursuant to a Participation Election Form by a Participant, any Company Contributions and any Matching Contributions. Notwithstanding deposit of assets into a Trust, the Company reserves the right at any time and from time to time to pay benefits to Plan Participants or their beneficiaries in whole or in part from sources other than the Trust.

        9.3 Withholding of Employee and Director Contributions. The Administrator is authorized to make any and all necessary arrangements with the Company in order to withhold the Participant's Compensation Deferrals under
Section 4.1 hereof from his or her pay or fees. The Administrator shall determine the amount and timing of such withholding.

                                    ARTICLE X
                                 Administration

        10.1 Plan Administration. The Administrator shall have complete control and authority to determine the rights and benefits and all claims arising under the Plan of any Participant, beneficiary, deceased Participant, or other person claiming to have any interest under the Plan. When making a determination or calculation, the Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Company or the Trustee, if applicable. The Administrator shall have the responsibility for complying with any applicable reporting and disclosure requirements of ERISA.

        10.2   Administrator.

               (a) The Administrator is expressly empowered to limit the amount of Compensation that may be deferred; to deposit amounts into trust in accordance with Section 9.2 hereof and the Adoption Agreement; to interpret the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; and to take all other necessary and proper actions to fulfill its duties as Administrator.

               (b) The Administrator shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

               (c) The Administrator shall be indemnified and held harmless by the Company from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Administrator in good faith in the administration of the Plan, including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense upon the request of the Administrator. The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the Participants and their beneficiaries.

        10.3   Claims Procedures.

                    (a) In the event a Participant requests payment hereunder and the Administrator has determined that the Participant is not entitled to all or some portion of such payment, the Administrator shall, within 60 days following receipt of such request from the Participant, provide to the Participant a written statement (a "Claims Notice"), stating the specific reason or reasons for such denial, in language calculated to be understood by the Participant. The Claims Notice shall also refer to the Plan provision on which such denial is based, and, where appropriate, an explanation of what the Participant may do to perfect his or her claim. In addition, the Participant shall be furnished with an explanation of the Plan's claims review procedures.

                    (b) Any Participant who has been denied a benefit by a decision of the Administrator pursuant to Section 10.3(a) shall be entitled to request that the Administrator give further consideration to his or her claim by filing with the Administrator a request for a hearing, together with a written statement of the reasons why the Participant believes his claim should be paid and any documents pertinent to such consideration. Such materials shall be filed with the Administrator no later than 60 days after receipt by the Participant of the Claims Notice. The Administrator will notify the Participant of the hearing date, time and location, and give the Participant and his or her representative the opportunity to review all documents in the possession of the Administrator that are pertinent to the denial of the Participant's claim. The Participant shall be responsible for all expenses incurred in connection with this review process. A final decision shall be rendered in writing with respect to the claim no later than 60 days following the hearing, in language calculated to be understood by the Participant, and setting forth the reasons for the disposition and specific references to Plan provisions on which the decision is based.

                                   ARTICLE XI
                               General Provisions

        11.1 No Assignment. Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law. If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

        11.2 No Employment Rights. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained as a Director or in the employ of the Company, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge or termination to the same extent as if this Plan had never been adopted.

        11.3 Incompetence. If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator or the Company to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the liabilities of the Company, the Administrator and the Trustee.

        11.4 Identity. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Company, the Administrator, and the Trust incident to such proceeding or litigation will be deemed a distribution from the Account pursuant to ARTICLE VII hereof and will be deducted from the balance in the Account of the affected Participant.

        11.5 Other Benefits. The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

        11.6 No Liability. No liability shall attach to or be incurred by the Company, the Trustee or any Administrator under or by reason of the terms, conditions and provisions contained in this Plan, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to the establishment of this Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person. Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under this Plan.

        11.7 Expenses. Except as otherwise provided herein or in the Adoption Agreement, all expenses incurred in the administration of the Plan, whether incurred by the Company or the Plan, shall be paid by the Company. Any investment-related expenses shall be charged directly to the Account for which such investments were made.

        11.8   Amendment and Termination.
           (a) Except as otherwise provided in this section, the Company shall have the sole authority to modify, amend or terminate this Plan; provided, however, that any modification or termination of this Plan shall not reduce, alter or impair, without the consent of a Participant, a Participant's right to any amounts already credited to his or her Account on the day before the effective date of such modification or termination; provided further, however, that if the Company makes any modification or amendment that is not permitted under the terms of the Adoption Agreement, the Company will no longer be considered to have adopted this Plan. Following such termination, payment of such credited amounts may be made in a single-sum payment if the Company so designates. Any such decision to pay in a single lump sum shall apply to all Participants.

           (b) The Company reserves the right to make any modification or amendment to the Plan or the Adoption Agreement that it deems necessary to comply with any requirements of law or to insure favorable tax treatment under the Plan.

        11.9 Company Determinations. Any determinations, actions or decisions of the Company (including, but not limited to, Plan amendments and Plan termination) shall be made by the board of directors of the Company in accordance with its established procedures or by such other individuals, groups or organizations that have been properly delegated by the board of directors to make such determination or decision.

        11.10 Construction. All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

        11.11 Governing Law. This Plan shall be governed by, construed and administered in accordance with the applicable provisions of ERISA, and any other applicable federal law, provided, however, that to the extent not preempted by federal law this Plan shall be governed by construed and administered under the laws of the state in which the Company maintains its principal place of business, other than its laws respecting choice of law.

        11.12 Severability. If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein. If the inclusion of any Employee (or Employees) as a Participant under this Plan would cause the Plan to fail to comply with the requirements of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, then the Plan shall be severed with respect to such Employee or
Employees,   who  shall  be  considered  to  be   participating  in  a  separate
arrangement.

        11.13 Headings. The ARTICLE headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

        11.14 Approval of IRS. If the Company seeks a private letter ruling from the Internal Revenue Service and the Internal Revenue Service does not issue a ruling acceptable to the Company regarding the Plan, then the Plan (and the Trust, if applicable), at the election of the Company, shall be void ab initio and all Compensation Deferrals shall be returned to the Employees and Directors who made such contributions and all Company Contributions and Matching Contributions shall be returned to the Company.

        11.15 Disclaimer. Neither Smith Barney Inc. nor any of its subsidiaries, affiliates or employees can provide any assurances as to the tax consequences that may be obtained for the Company or any particular Participant, nor does it assume any legal responsibility in this regard. The Company acknowledges and agrees that it has consulted its own tax adviser and legal counsel regarding both the legal and tax consequences of entering into this Plan, and is therefore responsible for making any decisions as to filings under the Code or ERISA that may be required in connection herewith.

                                   Appendix B

                              TRUST AGREEMENT UNDER
                          THE WASHINGTON TRUST COMPANY
                     NONQUALIFIED DEFERRED COMPENSATION PLAN
                  AS AMENDED AND RESTATED AS OF JANUARY 1, 1999


         This Agreement made this 1ST day of January 1999, by and between The Washington Trust Company (hereinafter referred to as the "Company") and Smith Barney Private Trust Company, a State trust company, trust bank, or federal savings bank (hereinafter referred to as the "Trustee");

         WHEREAS, the Company has adopted the nonqualified deferred compensation plan (hereinafter referred to as the "Plan") attached as Appendix A;

         WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

         WHEREAS, the Company wishes to establish a trust (hereinafter referred to as the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to the Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

         WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Plan;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

         Section 1.   Establishment of the Trust.

         (a) The Company hereby deposits with the Trustee in trust at least one dollar ($1.00), which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

         (b)  The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.


         Section 2.   Payments to Plan Participants and Their Beneficiaries.

         (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable with respect to each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

         (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

         Section 3.   Trustee Responsibility Regarding Payments to the Trust
                        Beneficiary When the Company Is Insolvent.

         (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if:

              (i)  the Company is unable to pay its debts as they become due, or

              (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or

              (iii)the  Company is  determined  to be  Insolvent  by the Federal
                   Deposit Insurance Corporation or the State of Rhode Island Department of Business Regulation, Division of Banking or their successors.

         (b)  At all times during the  continuance of this Trust, as provided in
              Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below:

               (1) The Board of  Directors  and the Chief  Executive  Officer
                   (or, if there is no Chief Executive Officer, the highest ranking officer of the Company) of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the
                   Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

              (2) Unless the  Trustee  has  actual  knowledge  of the  Company's
                  Insolvency or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

              (3) If at any time the Trustee has determined  that the Company is
                  Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

              (4) The  Trustee  shall  resume the  payment of  benefits  to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to
              Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

         Section 4.   Payments to Company.

         Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

         Section 5.   Investment Authority.

         (a) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company or the Washington Trust Bancorp, Inc. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with the Plan participants.

               The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

         (b)  The Trustee is authorized and empowered

                  (i) to invest and reinvest  Trust  assets,  together  with the income therefrom, in all or any type of property whether real, personal or mixed and whether tangible or intangible including but not limited to

                  (1) stock, whether common, preferred or convertible preferred;

                  (2) evidence of indebtedness  including  bonds,  debentures, notes, mortgages and commercial paper (including those issued by the Trustee or an affiliate of the Trustee);

                  (3) shares   issued   by   registered   investment   companies
                      (including those which are sponsored or offered by the Trustee or an affiliate or to which services are rendered by the Trustee or an affiliate for which the Trustee or an affiliate is compensated by the registered investment company);

                  (4)  bank investment contracts;

                  (5) guaranteed  investment  contracts, life insurance policies and annuity policies or contracts (including those issued by an affiliate of the Trustee); and

                  (6)  options to buy or sell securities or other assets;

                  (ii)to deposit or invest all or any part of the assets of the
                      Trust in savings accounts or certificates of deposit or other deposits in a bank or savings and loan association or other depository institution, including the Trustee or any of its affiliates, provided that with respect to such deposits with the Trustee or an affiliate, the deposits shall bear a reasonable interest rate;

                 (iii)to hold, manage, improve, repair and control all property, real or personal, forming part of the Trust, and to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

                  (iv)to hold in cash,  without  liability  for  interest, such portion of the Trust as is pending investment, or payment of expenses, or the distribution of benefits;

                   (v)to take such  actions as may be necessary or desirable to protect the Trust from loss due to the default on any evidence of indebtedness held in the Trust including the appointment of agents or trustees in such other jurisdictions as it may seem desirable, to transfer property to such agents with such powers as are necessary or desirable to protect the Trust, to direct such agent or trustee, or to delegate such power to direct and to remove such agent or trustee;

                  (vi)to settle,  compromise or abandon  all claims and demands in favor of or against the Trust;

                 (vii)to exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which the Trustee incorporated as set forth above, so that the powers conferred upon the Trustee herein shall be in addition thereto;

                (viii)to borrow money from any source and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any Trust assets as security; and

                  (ix)to maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds, or other securities to, any brokerage or other firm, including any firm which is an affiliate of the Trustee.

         (c) To the extent that it deems necessary or appropriate to implement its powers under this Section 5 or otherwise fulfill any of its duties and responsibilities as trustee of the Trust, the Trustee shall have the following additional powers and authority:

                   (i)to register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

                  (ii)to  designate  and engage the  services of and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as the Trustee considers necessary or appropriate, any of whom may be an affiliate of the Trustee or a person who renders services to such an affiliate, and, as a part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

                 (iii)to make,  execute and  deliver,  as  Trustee,  any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

                  (iv)generally  to do all other  acts  which the  Trustee deems necessary  or appropriate for the protection of the Trust.

         Section 6.   Disposition of Income.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

         Section 7.   Accounting by Trustee.

         The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, which are outlined in periodic statements rendered by the Trustee. The purpose and intention of the Company is that the rendering of such statements by the Trustee shall be deemed an account stated and is binding upon the Company and its successors. Each such statement shall be considered as having been approved and accepted by the Company, unless the Company shall give written notice to the Trustee of any objection thereto, within sixty (60) days of the mailing of each statement by the Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         Section 8.   Responsibility of Trustee.

            (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

            (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

            (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

            (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

            (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

            (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         Section 9.   Compensation and Expenses of the Trustee.

         The Company shall pay all reasonable administrative and reasonable Trustee's fees and expenses. If not so paid, such fees and expenses shall be paid from the Trust.

         Section 10.   Resignation and Removal of the Trustee.

            a) The Trustee may resign at any time by written notice to the Company, which shall be effective thirty (30) days after receipt of such notice unless the Company and the Trustee agree otherwise.

           (b) The Trustee may be removed by the Company upon thirty (30) days' notice or upon shorter notice accepted by the Trustee.

           (c) Upon a Change of Control, as defined in the Plan, the Trustee may not be removed by the Company for five (5) year(s).

           (d) If the Trustee resigns within five (5) year(s) after a Change of Control, as defined in the Plan, the Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

           (e) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

           (f) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of the resignation or removal under paragraph(s) (a) or (b) of this Section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All reasonable expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

           Section 11.   Appointment of Successor.

              (a) If the Trustee  resigns (or is  removed)  in  accordance  with
                  Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

          Section 12.    Amendment or Termination.

              (a) This Trust  Agreement  may be amended by a written  instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

              (b) The Trust  shall not  terminate  until the date on which  Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in this Trust shall be returned to the Company.

              (c) Upon written  approval of all  participants  or  beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

              (d) Section(s)  9, 10(c) and 10(d) of this Trust Agreement may not be amended by Company for five (5) year(s) following a Change of Control as defined in the Plan.

           Section 13.   Miscellaneous.

              (a) Any  provision  of  this  Trust  prohibited  by law  shall  be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

              (b) Benefits payable to Plan participants and their  beneficiaries under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

              (c) This Trust shall be governed by and construed in accordance with the laws of Rhode Island.

              (d) If the third  alternative  under Section 1(b) is selected then for purposes of this Trust, Change of Control shall have the same meaning as the term is defined in the Plan.

           Section 14.   Administrative Provisions; Indemnification.

              (a) Whenever the Trustee must determine the insolvency or solvency of the Company under the provisions of Section 3, the Trustee is authorized to request and obtain an opinion as to the Company's insolvency or solvency from the external financial auditors of the Company. If the Company's external financial auditors are unable to or decline to render such an opinion to the Trustee, the Trustee may obtain such opinion from an independent auditing firm of the Trustee's choice and the Company shall cooperate with such auditing firm to enable such auditing firm to render such an opinion. The reasonable expense and fees of an auditing firm in providing such service and opinion shall be an administrative expense of the Trust and unless paid by the Company shall be paid from the Trust. The Trustee may rely on such opinion in taking or refraining from taking action under the terms of this Trust Agreement.

              (b) In the exercise of the Trustee's  investment  authority  under
                  Section 5 the Trustee will be directed by the Company as to choice of investments and allocation of Trust assets among investments or by a designee of the Company which may include the plan administrator or the plan recordkeeper. In accordance with this provision the Trustee is hereby directed to invest all Trust assets in one or more money market funds unless or until other directions are received by the Trustee from the Company or from the Company's designee. In accordance with
                  Section 8(a) as long as such directions are given in conformity with the Plan and are in writing, the Trustee shall incur no liability to any person for any action taken pursuant to such directions.

              (c) The reasonable fees and expenses of legal counsel  referred to in Section 8(c) and the reasonable fees and expenses of the agents, accountants, actuaries, investment advisers, financial consultants of other professionals in Section 8(d) shall be administrative expenses of the Trust and unless paid by the Company shall be paid from the Trust. Those agents, investment advisers, financial consultant and other professionals which the Trustee may hire pursuant to Section 8(d) may include affiliates of the Trustee.

              (d) In  addition  to  and  not  in  derogation   of    any   other
                  indemnification and hold harmless provisions in this Trust Agreement, the Company agrees to indemnify and hold the Trustee harmless from and against any liability, loss or claim that the Trustee may incur or which may be assessed or made against the Trustee in the administration of the Trust, including, without limitation, liability for reasonable legal and other professional fees ("Liabilities"), unless arising from the Trustee's own negligence or willful misconduct, or except to the extent such indemnification may be prohibited by applicable law. With respect to such aforementioned Liabilities or the Trustee's own fees from the Trust, should the Trust prove insufficient or it is held by a court of competent jurisdiction that such Liabilities and/or fees are not properly payable from the Trust, the Company shall remain liable to indemnify the Trustee against such Liabilities and to pay the Trustee such fees. This indemnification and hold harmless provision as well as all other such indemnification and hold harmless provisions in this Trust Agreement shall survive the term of the Trustee acting as such under this Trust Agreement and shall survive the term of this Trust Agreement.

              (e) With respect to Section 2(a) as it relates to the  withholding and payment of applicable payroll taxes, the Company shall certify to the Trustee the types and amount of taxes to be withheld from each payment hereunder. The Trustee shall forward to the Company a check for taxes withheld from each such payment. The Company shall deposit such withheld taxes with the appropriate taxing authorities and report such deposits to the taxing authorities and to the Plan participants and/or beneficiaries.

              (f) In the event that Change of Control  provisions are applicable to this Trust, the Trustee shall have no responsibility to inquire or to determine if a Change of Control of the Company has occurred, but shall be entitled to rely upon written notice from the Company.

     Section 15.   Effective Date.

     The effective date of this Trust shall be January 1, 1999.




Attest:                                  THE WASHINGTON TRUST COMPANY


Harvey C. Perry                          By: John C. Warren
------------------------                 -------------------------------------
Secretary                                John C. Warren, President and CEO

                                   Appendix C

                             List of Benchmark Funds

1.       Smith Barney Cash Portfolio - Money Market Fund
         -----------------------------------------------------------------------

2.       Washington Trust Bancorp, Inc. Common Stock Fund
         -----------------------------------------------------------------------

3.       MFS Massachusetts Investors Growth Stock Fund
         -----------------------------------------------------------------------

4.       MFS Research Fund
         -----------------------------------------------------------------------

5.       MFS Capital Opportunities Fund
         -----------------------------------------------------------------------

6.       MFS Global Equity Fund
         -----------------------------------------------------------------------

7.       MFS Emerging Growth Fund
         -----------------------------------------------------------------------

8.       MFS Massachusetts Investors Trust Fund
         -----------------------------------------------------------------------

9.       MFS Bond Fund
         -----------------------------------------------------------------------

                                   Appendix D

                         Definition of Change of Control

The term "Change of Control" shall mean:

         a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding shares of common stock of Washington Trust Bancorp, Inc. (the "Bancorp") (the "Outstanding Corporation Common Stock"); provided, however, that any acquisition by the Bancorp or its subsidiaries, or any employee benefit plan (or related trust) of the Bancorp or its subsidiaries of 20% or more of Outstanding Corporation Common Stock shall not constitute a Change of Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock, shall not constitute a Change of Control; or


         b) Individuals who constitute the Board of Directors of the Bancorp (the "Board") as of the date of the Adoption Agreement (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of this Adoption Agreement whose election, or nomination for election by the Bancorp's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

         c) Consummation by the Bancorp of (i) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 40% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation; (ii) a reorganization, merger or consolidation, in each case, (A) with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 40% but less than 50% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation, (B) at least a majority of the directors then constituting the Incumbent Board do not approve the transaction and do not designate the transaction as not constituting a Change of Control, and (C) following the transaction members of the then Incumbent Board do not continue to comprise at least a majority of the Board; or (iii) the sale or other disposition of all or substantially all of the assets of the Bancorp, excluding a sale or other disposition of assets to a subsidiary of the Bancorp; or

        d) Consummation by The Washington Trust Company (the "Company") of (i) a reorganization, merger or consolidation, in each case, with respect to which, following such reorganization, merger or consolidation, the Bancorp does not beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation or bank resulting from such a reorganization, merger or consolidation or (ii) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to the Bancorp or a subsidiary of the Bancorp.